UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 31, 2020 (January 30, 2020)

Six Flags Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

924 Avenue J East
Grand Prairie, Texas	75050
(Address of principal executive offices)	(Zip Code)

(972) 595-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.025 par value per share	SIX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.

Six Flags Entertainment Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with H Partners Management, LLC and certain of its affiliates (collectively, “H Partners”), dated as of January 30, 2020, regarding the membership and composition of the Company’s board of directors (the “Board”) and related matters.

Pursuant to the Cooperation Agreement, the Company appointed Arik Ruchim to the Board as a director, and Mr. Ruchim was appointed to the Nominating and Corporate Governance Committee (the “Nominating Committee”) and the Compensation Committee of the Board.

The Company also committed to (i) appointing three additional independent directors (each, a “New Independent Appointee”) to the Board within a reasonable timeframe and (ii) ensuring that one director serving on the Board as of January 31, 2020 resigns from the Board on or before the appointment of the third New Independent Appointee. H Partners will be permitted to present to the Board a list of up to eight candidates (each, an “Additional Nominee”) who are not affiliates or representatives of H Partners for consideration for appointment to the Board as a New Independent Appointee, and the Board will consider at least one Additional Nominee in good faith alongside any other qualified candidates identified by the Nominating Committee as a part of its standard processes for considering new director candidates.

During the period ending on the later of (i) the earlier of (x) 30 days prior to director nomination deadline for the Company’s 2021 annual meeting of stockholders and (y) 100 days prior to the first anniversary of the Company’s 2020 annual meeting, and (ii) 10 days after Mr. Ruchim (or any replacement) is no longer serving on the Board (the “Cooperation Period”), H Partners has agreed to certain standstill provisions, including, among other things, agreeing not to (i) acquire ownership (beneficial or otherwise) of 14.9% or more of the Company’s outstanding shares, (ii) nominate or recommend for nomination any person for election to the Board, (iii) submit any proposal for consideration at, or bring any other business before, any stockholder meeting, or (iv) solicit any proxy, consent, or other authority to vote of stockholders or conduct any other referendum (including any “withhold,” “vote no,” or similar campaign) with respect to, or from the holders of, the Company’s shares.

At any stockholder meeting during the Cooperation Period, H Partners has also agreed to vote its shares of the Company’s common stock (i) in favor of the slate of directors recommended by the Board, (ii) against the election of any nominee for director not approved, recommended, and nominated by the Board for election, and (iii) in accordance with the Board’s recommendation with respect to any other matter or proposal presented at any such meeting, subject to certain exceptions relating to business combination transactions.

During the Cooperation Period, each of the Company and H Partners also agreed not to pursue any legal proceeding against the other party, subject to certain customary exceptions. In addition, each of the Company and H Partners agreed to non-disparagement provisions through the one-year anniversary of the expiration of the Cooperation Period.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)	The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Cooperation Agreement described above in Item 1.01, on January 30, 2020, the Board appointed Arik Ruchim as a director, and appointed him on the Nominating and Governance Committee and Compensation Committee of the Board.

Mr. Ruchim is a Partner at H Partners, an investment management firm. Prior to joining H Partners in 2008, Mr. Ruchim was at Creative Artists Agency and Cruise/Wagner Productions. Mr. Ruchim currently serves as a director of Tempur Sealy International, Inc., the world’s largest bedding provider, where he serves as a member on its Nominating and Corporate Governance Committee and its Compensation Committee, and as a member of the University of Michigan’s Tri-State Leadership Council, a group dedicated to enhancing educational opportunities for undergraduate and graduate students. Mr. Ruchim previously served as a director of Remy International, Inc., a global manufacturer of automotive parts, and as a director of Dick Clark Productions, a television production company. Mr. Ruchim has a Bachelor of Business Administration with Distinction from the University of Michigan.

There are no related party transactions between the Company and Mr. Ruchim that would require disclosure under Item 404(a) of Regulation S-K.

(ii)

Usman Nabi resigned as a member of the Board effective January 30, 2020. Mr. Nabi’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01          Other Events

On January 31, 2020 the Company issued a press release concerning the Cooperation Agreement, a copy of which is furnished as Exhibit 99.1 to this report.

Item 9.01          Financial Statements and Exhibits

(d)            Exhibits

10.1

Cooperation Agreement, dated as of January 30, 2020, by and among Six Flags Entertainment Corporation and H Partners Management, LLC and certain of its affiliates

99.1

Press Release Announcing Cooperation Agreement, dated January 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS ENTERTAINMENT CORPORATION

	By:	/s/ Lance C. Balk
		Name:	Lance C. Balk
		Title:	Executive Vice President and General Counsel

Date: January 31, 2020